Exhibit 10.2

Form of Ensco plc 2012 Long-Term Incentive Plan
Employee
Terms and Conditions Acceptance Agreement
You have been granted the following award of restricted Class A ordinary shares, nominal value US$0.10 per share, in Ensco plc (the “Company”) in the form of units (“Restricted Share Units”) pursuant to the Ensco plc 2012 Long-Term Incentive Plan (the “Plan”):
Name of Participant:                    [insert name]
Total Number of Units Granted:            [insert # of units]
Type of Grant:                        Restricted Stock Units
Date of Grant:                        [insert date]
Vesting Commencement Date:            [insert date]
Vesting Schedule:                    33 1/3% per year for 3 years
The terms of the grant referenced herein are subject to the provisions of the Plan and the Employee Restricted Share Unit Award Agreement Terms and Conditions. The Employee Restricted Share Unit Award Agreement Terms and Conditions are provided herewith. The Plan and Plan prospectus are available to you through the Corporate Compensation Department in Houston and may be accessed on the Merrill Lynch Benefits OnLine® website.
The income resulting from the Restricted Share Unit Award, the vesting of the Restricted Share Units, the issuance of Shares with respect to Vested Share Units, and the payment of an amount equal to any dividend or other distribution on the Company’s Shares is subject to the Plan’s withholding provisions and the Company’s procedures regarding taxation on equity awards.
You must continue as an employee of the Company or a subsidiary of the Company in order to become vested in the Restricted Share Units subject to this grant and to become entitled to any payment under the Restricted Share Unit Award. The Restricted Share Units subject to this grant that have not become vested under the three-year Vesting Schedule will be forfeited if you cease to be an employee with the Company or a subsidiary of the Company prior to the third anniversary of the Date of Grant. The forfeiture restrictions applicable to the Restricted Share Units subject to this grant are subject to automatic waiver and earlier vesting under specified circumstances. Furthermore, the value of the benefits and payments received within one year before or after the termination of your employment are subject to the “Return of Proceeds” provisions which apply to these grants in the event you engage in competitive activity within the one-year period following your termination, as further described in Section 11 of the Employee Restricted Share Unit Award Agreement Terms and Conditions.
By signing this Acceptance Agreement, you agree to accept the above grant under and pursuant to the provisions of the Plan, as well as the Employee Restricted Share Unit Award Agreement Terms and Conditions. Your signature also serves to acknowledge receipt of the Ensco plc 2012 Long-Term Incentive Plan Summary and the Employee Restricted Share Unit Award Agreement Terms and Conditions.

Please return this original signed document to the Corporate Compensation Department in Houston in the enclosed envelope no later than [insert date].

ACCEPTED AND AGREED

_________________________________________
[insert name], Participant

_____________________ [insert year]

ENSCO plc
2012 LONG-TERM INCENTIVE PLAN
EMPLOYEE

THREE-YEAR VESTING PERIOD
RESTRICTED SHARE UNIT AWARD AGREEMENT
TERMS AND CONDITIONS
The Board of Directors (the “Board”) of Ensco plc, a public limited company incorporated under the laws of England and Wales (the “Company”), has adopted the Ensco plc 2012 Long-Term Incentive Plan (the “Plan”). In furtherance of the purposes of the Plan and pursuant thereto, a Restricted Share Unit Award has been granted under to the Plan to the Participant as specifically described in the Terms and Conditions Acceptance Agreement (the “Acceptance Agreement”) which must be executed by the Participant by the date specified in the Acceptance Agreement to reflect his or her acceptance of the following Terms and Conditions:
1.Award of Restricted Share Units. The Company hereby grants to the Participant, subject to the terms, conditions and restrictions set forth in the Plan and those specified herein, the number of Restricted Share Units specified in the Acceptance Agreement (the “Award”) with one unit representing one Share, which Shares shall be fully paid up, upon fulfillment of the terms, conditions and restrictions set forth in the Plan and those specified herein.
The Acceptance Agreement and the terms, conditions and restrictions set forth herein, including the Appendix attached hereto, shall collectively constitute the Award Agreement (the “Agreement”) for this Award of Restricted Share Units.
2.    Restrictions; Restriction Period; Vesting. The Restricted Share Units awarded hereunder and the Shares subject to this Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner during the Restriction Period, which begins on the Date of Grant and ends with respect to a portion of the Restricted Share Units on the vesting dates specified in this Section 2, other than by the executor or administrator of the Participant’s estate in the event of the Participant’s death. The Restricted Share Units awarded hereunder and the Shares subject to this Award shall not be assignable by operation of law or subject to execution, attachment or similar process. Any attempted sale, pledge, assignment, hypothecation, transfer or other disposition of the Restricted Share Units or the Shares subject to this Award contrary to the provisions of this Agreement or the Plan and the levy of any execution, attachment or similar process upon the Restricted Share Units or Shares shall be null and void and without force or effect. No transfer of the Restricted Share Units or the Shares subject to this Award by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer. The transfer to the executor or administrator of the Participant’s estate shall be binding upon the executors, administrators, heirs and successors of the Participant.
These restrictions shall be released, and all right, title and interest to the Shares subject to this Award shall vest in the Participant, at the rate of thirty-three and one-third percent (33-1/3%) of the original number of Restricted Share Units (subject to adjustment pursuant to Section 11(a) of the Plan) per year on the successive anniversaries of the Date of Grant (each, a “Vesting Date”)

and shall be fully vested on the third anniversary of the Date of Grant. The vesting and the waiver of the restrictions on the Restricted Share Units shall be subject to acceleration on the terms and conditions stated in the Plan and in Section 5 hereof. Restricted Share Units shall become “Vested Share Units” upon release of the restrictions on the Vesting Date with respect to such Share Units.
3.    Issuance of Shares; Payment under this Award. Subject to prior compliance with Section 10 and Section 12 below, once the Restricted Share Units granted hereby become Vested Share Units, whether pursuant to Section 2 or Sections 5(a), (b) or (d) hereof, the Plan Administrator shall arrange for the transfer to the Participant of a corresponding number of Shares equal to the number of those Vested Share Units. The transfer of the total number of Shares shall be made to the Participant within sixty (60) days (with the exact payment date determined by the Company in its sole discretion) of the earlier of: (i) the Vesting Date under Section 2 hereof, or (ii) the date the Participant’s Services terminate during the Restriction Period for a reason provided in Section 5(a), (b), or (d) hereof, in order to ensure that this Award and the Plan complies with the payment requirements of Section 409A(a)(2)(A) of the Code and Treas. Reg. §§1.409A-3(a)(1), (a)(4), (b) and (i).
4.    Rights with Respect to Restricted Share Units. In the case of a dividend or other distribution on the Shares during the Restriction Period, the Participant shall be paid or issued - with respect to the number of Shares subject to this Award – an equivalent amount at the same time as such dividends or other distributions are paid or issued on Shares, and in no event no more than sixty (60) days after that payment or issuance date, and always in the same calendar year that the dividends or other distributions are paid or issued on Shares, in order to ensure that this Award and the Plan complies with Treas. Reg. §1.409A-3(e) and the specified time of payment requirement of Section 409A(a)(2)(A)(iv) of the Code and Treas. Reg. §§1.409A-3(a)(4) and (d). All rights with respect to, or in connection with, the Restricted Share Units shall be exercisable during the Participant’s lifetime only by the Participant.
5.    Termination of Employment.
(a)    If the Participant ceases to perform Services for the Company and its Subsidiaries as a result of his or her Retirement on or after his or her Normal Retirement Age during the Restriction Period, then all of the restrictions remaining on all of the Restricted Share Units governed by this Agreement shall be automatically waived on such Participant’s actual normal retirement date and all of such Restricted Share Units shall become Vested Share Units and Shares shall be issued as set forth in Section 3 above.
(b)    If the Participant is unable to continue to perform Services for the Company and its Subsidiaries by reason of his or her death or Permanent and Total Disability during the Restriction Period, all of the restrictions remaining on the Restricted Share Units shall be automatically waived on the date of such Participant’s death or Participant’s termination date due to Permanent and Total Disability to the extent that such restrictions would have terminated automatically on the three anniversary dates of the Date of Grant next succeeding such Participant’s date of death or Participant’s termination date due to Permanent and Total Disability (to the extent a Vesting Date) and all of the Restricted Share Units with respect to which such restrictions are hereby waived shall become Vested Share Units and Shares shall be issued as set forth in Section 3 above. If a Participant’s employment is terminated during the Restriction Period because of his or her death, any earlier payment provided by the Company in settlement of this Award shall be made to the executor or administrator of the Participant’s estate.

(c)    Except as provided in Section 5(d) hereof, if the Participant ceases to perform Services for the Company and its Subsidiaries for any reason other than Retirement on or after his or her Normal Retirement Age, Permanent and Total Disability or death during the Restriction Period, all remaining Restricted Share Units that are still subject to restrictions on the date his or her Services cease shall be forfeited automatically, unless, in the event of an involuntary termination of the Participant’s Services, this forfeiture provision is waived. In the case of such waiver, all of the restrictions with respect to such Restricted Share Units are hereby waived and the Restricted Share Units shall become Vested Share Units and Shares shall be issued as set forth in Section 3 above.
(d)    Notwithstanding the foregoing and subject to the provisions of this Section 5(d), in the event of a Change in Control (as defined below) and the subsequent termination of the Participant’s Services with the Company and its Subsidiaries by the Company or one of its Subsidiaries without Cause (as defined below), or the subsequent termination of the Participant’s Services with the Company and its Subsidiaries by the Participant within thirty (30) days of his or her discovery of the occurrence of one or more events which constitute Good Reason (as defined below), in either case within two (2) years following such Change in Control, all of the restrictions remaining on all of the Restricted Share Units shall be automatically waived on the date his or her Services terminates, and all of such Restricted Share Units shall become Vested Share Units and Shares shall be issued as forth in Section 3 above. In the event of the occurrence of any event which constitutes Good Reason and in the event the Participant wishes to resign from his or her employment on the basis of the occurrence of such event, the Participant shall give notice of his or her proposed resignation, and the successor corporation shall have a period of thirty (30) days following its receipt of such notice to remedy the breach or occurrence giving rise to such proposed resignation. In the event the successor corporation fails to so remedy said breach or occurrence by expiration of said thirty (30)-day period, the Participant shall be deemed to have resigned from his or her employment for Good Reason pursuant to this Section 5(d) and shall be treated as if his or her employment has been terminated without Cause and he or she shall be entitled to the treatment of his or her Restricted Share Units described in this Section 5(d).
For purposes of this Section 5(d), a “Change in Control” shall mean the occurrence of any of the following events: (i) a change in the ownership of the Company, which occurs on the date that any one person, or more than one person acting as a group, acquires ownership of Shares that, together with Shares held by such person or group, constitutes more than 50% of the total voting power of the Shares, or (ii) a majority of the members of the Board is replaced during any twelve (12)-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. The determination of whether a Change in Control has occurred shall be determined by the Committee consistent with Section 409A of the Code.
Notwithstanding the foregoing paragraph, a “Change in Control” of the Company shall not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions immediately following which the beneficial owners of the voting Shares immediately before such transaction or series of transactions continue to have a majority of the direct or indirect ownership in one or more entities which, singly or together, immediately following such transaction or series of transactions, either (i) own all or substantially all of the assets of the Company as constituted immediately prior to such transaction or series of transactions, or (ii) are the ultimate parent with direct or indirect ownership of all of the voting Shares after such transaction or series of transactions.

For further clarification, a “Change in Control” of the Company shall not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions effected for the purpose of changing the place of incorporation or form of organization of the Company or the ultimate parent company of the Company and its Subsidiaries.
For purposes of this Agreement, “Cause” is defined as and limited to (i) gross misconduct or gross neglect by the Participant in the discharge of his or her duties as an Employee of the Company or any of its Subsidiaries, (ii) the breach by the Participant of any policy or written agreement with the Company or any of its Subsidiaries, including, without limitation, the Company’s Code of Business Conduct Policy and any employment or non-disclosure agreement, (iii) proven dishonesty in the performance of the Participant’s duties, (iv) the Participant’s conviction or a plea of guilty or nolo contendere to a felony or crime of moral turpitude, or (v) the Participant’s alcohol or drug abuse; provided, however, the Participant shall not be deemed to have been dismissed for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the Board or the Committee at a meeting of the Board or Committee duly called and held for the purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with his or her counsel, to be heard before the Board or Committee), finding that in the good-faith, reasonable opinion of the Board or Committee, the Participant was guilty of the conduct set forth in this sentence and specifying the particulars in detail.
For purposes of this Section 5(d), “Good Reason” shall mean (i) without the Participant’s express written consent, the assignment of the Participant to any position which is not at least equivalent to the Participant’s duties, responsibilities and status within the Company and its Subsidiaries immediately prior to the Change in Control, (ii) a reduction of the Participant’s base salary or of any bonus compensation formula applicable to him or her immediately prior to the Change in Control, (iii) a failure to maintain any of the employee benefits to which the Participant is entitled at a level substantially equal to or greater than the value to him or her and his or her dependents of those employee benefits in effect immediately prior to the Change in Control through the continuation of the same or substantially similar plans, programs or policies, or the taking of any action that would materially affect the Participant’s participation in or reduce the Participant’s benefits under any such plans, programs or policies, or deprive the Participant or his or her dependents of any material fringe benefits enjoyed by the Participant immediately prior to the Change in Control, (iv) the failure to permit the Participant to take substantially the same number of paid vacation days and leave to which the Participant is entitled immediately prior to the Change in Control, or (v) requiring the Participant who is based in the office of ENSCO International Incorporated in Houston, Texas on the date a Change in Control of the Company occurs to be based anywhere other than within a fifty (50) mile radius of the office of ENSCO International Incorporated in Houston, Texas, except for required travel on business to an extent substantially consistent with the Participant’s business travel obligations immediately prior to the Change in Control.
(e)    Notwithstanding the date of payment specified by Section 5(a) or (d) above with respect to the amount determined pursuant to such subsection, if the Participant is a Specified Employee on the date he or she ceases to perform Services for the Company and its Subsidiaries, to the extent required under Section 409A of the Code and the guidance and Treasury regulations issued thereunder, payment of that amount shall not be made until the date which is six (6) months after the date of his or her Retirement or the date his or her Services terminates, whichever is applicable.

For purposes of this Section 5(e), “Specified Employee” shall mean an Employee for each twelve (12)-consecutive month period that begins on any April 1st and immediately follows a calendar year during which such Employee was, at any time during that calendar year (i) an officer of the Company or any Subsidiary having annual compensation greater than $160,000 (as adjusted under Section 416(i)(1) of the Code); (ii) a more than five-percent owner of the Company or any Subsidiary; or (iii) a more than one-percent owner of the Company or any Subsidiary having annual compensation from the Company and all Subsidiaries of more than $150,000. For this purpose, “annual compensation” shall mean annual compensation as defined in Section 415(c)(3) of the Code, which includes amounts contributed by the Company and all Subsidiaries pursuant to a salary reduction agreement which are excludable from the Participant’s gross income under Section 125, 402(e)(3), 402(h)(1)(B), 408(p)(2)(A)(i), 457 or 403(b) of the Code, and elective amounts that are not includible in the gross income of the Participant by reason of Section 132(f)(4) of the Code. For this purpose, no more than 50 Employees (or, if lesser, the greater of three or ten percent of the Employees) shall be treated as officers. The constructive ownership rules of Section 318 of the Code (or the principles of that section, in the case of an unincorporated Subsidiary) shall apply to determine ownership in each Subsidiary.
6.    Effect of Company Blackout Periods. The Company has established the Ensco Securities Trading Policy and Procedure (the “Policy”) relative to disclosure and trading on inside information as described in the Policy. Under the Policy, directors, officers and managers (as defined in the Policy) of the Company are prohibited from trading Company securities during certain “blackout periods” as described in the Policy. In respect to any Participant subject to the Policy, if the date on which any Restriction Period will lapse and as a result of which Restricted Share Units will become Vested Share Units falls within a blackout period imposed by the Policy, the date described in this sentence shall automatically be extended by this Section 6 to the second U.S. business day immediately following the last day of the applicable blackout period. The Committee shall interpret and apply the extension automatically provided by the preceding sentence to ensure that in no event shall any Restriction Period lapse during an imposed blackout period. If, however, the Policy is subsequently amended after the Date of Grant of this Award, the automatic extension of any date in accordance with the preceding sentences shall be rescinded or otherwise adjusted automatically in accordance with the Policy, as amended, and the Committee shall interpret this Section 6 to ensure its compliance with the Policy, as amended.
7.    Employment Relationship. For purposes of this Agreement, the Participant shall be considered to be in the employment of the Company or a Subsidiary, as applicable, as long as the Participant continues performing Services for the Company or a Subsidiary and the relationship between the Participant and the Company or a Subsidiary, as applicable, is the legal relationship of employer and employee within the meaning of Section 3401(c) of the Code or according to local employment laws in any non-U.S. jurisdiction in which the Participant is employed, as applicable. In order for a Participant’s Services to be considered to have terminated for purposes of Sections 5(a) and (d), such Retirement or other termination of employment must constitute a “separation from service” within the meaning of Treas. Reg. §1.409A-1(h)(1). Any question as to whether and when there has been a termination of such continuous Services as an Employee for purposes of this Agreement, and the cause of such termination for purposes of this Agreement, shall be determined by the Committee, and its determination shall be final, conclusive and binding.
8.    Nature of Grant. In accepting this Award, the Participant acknowledges, understands and agrees that:

(a)    The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan.
(b)    The grant of this Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Share Units or benefits in lieu of Restricted Share Units, even if Restricted Share Units or other awards have been granted in the past.
(c)    All decisions with respect to future grants of Restricted Share Units or other awards, if any, will be at the sole discretion of the Company.
(d)    This Award and the Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company or any of its Subsidiaries and shall not interfere with the ability of the Company or any of its Subsidiaries, as applicable, to terminate the Participant’s employment or service relationship (if any).
(e)    The Participant is voluntarily participating in the Plan.
(f)    This Award and the Shares subject to this Award are not intended to replace any pension rights or compensation.
(g)    This Award and the Shares subject to this Award, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments.
(h)    The future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty.
(i)    No claim or entitlement to compensation or damages shall arise from forfeiture of this Award resulting from the Participant ceasing to provide employment or other services to the Company or any of its Subsidiaries (for any reason whatsoever, whether or not is later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any). In consideration of the grant of this Award to which the Participant is otherwise not entitled, the Participant irrevocably agrees other than in the event of Company’s breach of this Agreement, to (i) not institute any claim against the Company or any of its Subsidiaries in connection with this Agreement, (ii) waive the ability, if any, to bring any such claim and (iii) release the Company and its Subsidiaries from any such claim. If, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.
(j)    Unless otherwise provided in the Plan or by the Company in its discretion, this Award and the benefits evidenced by this Agreement do not create any entitlement to have this Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out, or substituted for, in connection with any corporate transaction affecting the Shares; and

(k)    The following provisions apply only if the Participant is providing services outside the United States:
(i)    this Award and the Shares subject to this Award are not part of normal or expected compensation or salary for any purpose; and
(ii)    the Participant acknowledges and agrees that neither the Company nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of this Award or any amounts due to the Participant with respect to the settlement of this Award or any subsequent sale of any Shares acquired upon settlement.
9.    Tax Consequences; No Advice Regarding Grant. The vesting of the Restricted Share Units, the issuance of Shares with respect to Vested Share Units and the payment of an amount equal to any dividend or other distribution on the Company’s Shares as described in Section 4 will have tax consequences for a Participant who is subject to U.S. federal taxation under the Code. The Award, the vesting of the Restricted Share Units, the issuance of Shares with respect to Vested Share Units and the payment of an amount equal to any dividend or other distribution on the Company’s Shares as described in Section 4 may also have tax consequences for Participants who are subject to taxation in other jurisdictions.
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan or the acquisition or sale of the Shares that may be issued under this Award.
THE PARTICIPANT IS HEREBY ADVISED TO CONSULT WITH HIS OR HER OWN PERSONAL TAX, LEGAL AND FINANCIAL ADVISERS REGARDING HIS OR HER PARTICIPATION IN THE PLAN AND ANY TAX OR OTHER CONSEQUENCES ASSOCIATED WITH THIS AWARD.
10.    Tax Withholding. To the extent that the Participant is subject to withholding of federal, state, or local income taxes and/or other taxes or social insurance contributions imposed by the country of residence or citizenship of the Participant or the country or residence of the Company or its Subsidiary which has the legal relationship of employer and employee with the Participant or is obligated to the Company or any of its Subsidiaries under the Company’s tax equalization or hypothetical tax policies or specific agreements relating thereto (the “Employee Taxes”), the Participant shall, at such time as the value of any Shares or other amounts received pursuant to this Award first becomes includable in the gross income of the Participant for such Employee Taxes or the time that a withholding obligation arises for the Company or any of its Subsidiaries with respect to this Award, as applicable, pay to the Company or its designee, or make arrangements satisfactory to the Committee or its designee regarding payment of, any and all such Employee Taxes required to be withheld with respect to such income and, if applicable, any amounts owed to the Company or its Subsidiaries under its tax equalization or hypothetical tax policies or specific agreements relating thereto.
Regardless of any action the Company or any of its Subsidiaries take with respect to the Employee Taxes, the Participant acknowledges that the ultimate liability for all Employee Taxes is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company and a Subsidiary. The Participant further acknowledges that the Company and its

Subsidiaries (i) make no representations or undertakings regarding the treatment of any Employee Taxes in connection with any aspect of this Award, including, but not limited to, the grant or vesting of the Restricted Share Units, the receipt of an amount equal to any dividend or other distribution on the Shares during the Restriction Period, the issuance of Shares with respect to Vested Share Units, the receipt of any dividends or other distribution on Shares issued pursuant to this Award and the subsequent sale of any Shares acquired pursuant to this Award; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Award to reduce or eliminate the Participant’s liability for Employee Taxes or achieve any particular tax result.
Subject in each case to approval by the Committee or its designee and Section 6 hereof as well as compliance with all applicable law, the Participant may elect to have any withholding obligation of the Company or any Subsidiary satisfied, in whole or in part, by (i) authorizing the Company or its designee to withhold Shares to be issued pursuant to this Award, a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the statutory prescribed amount of the withholding due or other applicable withholding amount; (ii) selling or transferring to the Ensco plc Employee Benefit Trust (the “Trust”) or other designee of the Company a number of Shares that would otherwise be issued pursuant to this Award, such number of Shares having an aggregate Fair Market Value (as of the date the Shares are sold or transferred) equal to the statutory prescribed amount of the withholding due or other applicable withholding amount as determined by the Company; (iii) authorizing the Company’s designee to sell a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the statutory prescribed amount of the withholding due or other applicable withholding amount as determined by the Company; (iv) paying to the Company or a Subsidiary the amount of Employee Taxes in cash, check or other cash equivalent; and/or (v) having the Company withhold from any amount payable under this Award or from any cash compensation payable to the Participant. If the withholding obligation is satisfied by withholding a number of Shares as described in (i) above, solely for tax purposes, the Participant will be deemed to have been issued the full number of Shares subject to the Vested Share Units, notwithstanding that a number of the Shares are withheld in order for the Company to meet its withholding obligation in connection with the Employee Taxes. In the absence of any election by the Participant, any withholding obligation for Employee Taxes shall be satisfied pursuant to clause (i) of the first sentence of this paragraph.
The Company may refuse to issue the Shares upon vesting of the Restricted Share Units or make any payment pursuant to Section 4 above if the Participant fails to comply with the obligations in connection with Employee Taxes.
11.    Return of Proceeds. If (i) the Participant engages in an activity that competes with the business of the Company or any of its Subsidiaries within one (1) year after (A) the Participant’s voluntarily resignation or Retirement from his or her position as an Employee, or (B) his or her status as an Employee was terminated by the Company or a Subsidiary for Cause (as defined in Section 5(d) hereof) (either event constituting a “Termination” for purposes of this Section 11), and (ii) Restricted Share Units held by the Participant had vested and become payable within one (1) year of the date of Termination; then the Participant shall remit to the Company, or its designee, within five (5) business days of receipt of written demand therefor, an amount in good funds equal to the sum of the Fair Market Value of the Shares issued in the settlement of this Award, if any, computed as of the date of issuance of such Shares.

12.    Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon settlement of Vested Share Units prior to (i) the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or (ii) obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, the Participant agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without the Participant’s consent to the extent that the Company deems it to be necessary or advisable to comply with securities or other laws applicable to issuance of Shares pursuant to this Agreement.
13.    Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other Award materials by and among, as applicable, the Participant’s employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Company and the Participant’s employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
The Participant understands that Data will be transferred to Merrill Lynch and Computershare or such other stock plan service providers as may be selected by the Company in the future, which are assisting the Company with the implementation, administration and management of the Plan. In addition, Data may be transferred to the trustee of the Trust established in connection with the Plan. The Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. If the Participant resides outside the United States, the Participant understands that the Participant may request a list with the names and addresses of any potential recipients of Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company, Merrill Lynch, Computershare and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. If the Participant resides outside the United States, the Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Company and its Subsidiaries will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant Restricted Share Units or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.
14.    Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
15.    Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will take precedence.
16.    Notices. Notices delivered under this Agreement shall be delivered to the Company at its principal office (Attention: General Counsel and Secretary), and to the Participant at such address as the Participant shall designate in writing to the Company.
17.    Binding Effect and Interpretation. This Agreement shall be binding upon and inure to the benefit of any successors to the Company or to the Participant. In the event of conflict between this Agreement and the Plan, the terms of the Plan shall control. All undefined capitalized terms used herein shall have the meaning assigned to them in the Plan. The Board or the Committee shall have the authority to construe the terms of this Agreement, and such determinations shall be final and binding on the Participant and the Company and its Subsidiaries. The Participant may obtain a copy of the Plan on the Merrill Lynch Benefits Online® website or by contacting the Corporate Compensation Department in Houston.
18.    Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
19.    Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other Participant.
20.    Governing Law. This Agreement and all actions hereunder shall be governed by and construed in accordance with the laws of England and Wales, without regard to conflict of laws principles thereof.
21.    Appendix. Notwithstanding any provisions in this Agreement, this Award shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with the laws of the country where the Participant resides or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.
22.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on participation in the Plan, on this Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with laws of the country where the Participant resides or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
23.    Section 409A. The Plan and this Agreement and the benefits provided hereunder are intended to comply with Section 409A of the Code and the guidance and Treasury regulations issued thereunder, to the extent applicable thereto. Notwithstanding any provision of the Plan or this Agreement to the contrary, the Plan and this Agreement shall be interpreted and construed consistent with this intent. Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith. Although the Company and the Plan Administrator intend to administer the Plan and this Agreement so that they will comply with the requirements of Section 409A of the Code, to the extent applicable, neither the Company nor the Plan Administrator represents or warrants that the Plan or this Agreement will comply with Section 409A of the Code or any other provision of federal, state, local or foreign law. Neither the Company or any of its Subsidiaries, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest or penalties the Participant may owe as a result of participation in the Plan, and the Company and its Subsidiaries shall have no obligation to indemnify or otherwise protect any Participant from the obligation to pay any taxes pursuant to Section 409A of the Code. For purposes of applying the provisions of Section 409A of the Code, each separately identified amount to which a Participant is entitled shall be treated as a separate payment.